As filed with the Securities and Exchange Commission on June 8, 2005

Registration No. 333-105939

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 19

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WELLS FARGO & COMPANY

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation or organization)

41-0449260

(I.R.S. Employer

Identification No.)

420 Montgomery Street

San Francisco, California 94163

(800) 411-4932

(Address, including zip code, and telephone number, including area code, of Wells Fargo & Company’s principal executive offices)

James M. Strother

Executive Vice President and General Counsel

Wells Fargo & Company

MAC #A0149-072

633 Folsom Street

San Francisco, California 94107

415-396-1793

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

With a copy to:

Mary E. Schaffner Wells Fargo & Company MAC #N9305-173 Wells Fargo Center, 17th Floor Sixth and Marquette Minneapolis, Minnesota 55479	Sonia A. Shewchuk Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

REMOVAL OF SECURITIES FROM REGISTRATION

We previously registered for resale, under a Registration Statement on Form S-3, as amended (Registration No. 333-105939), $3,000,000,000 of our Floating Rate Convertible Senior Debentures due 2033 and 63,224,400 shares of our Common Stock (collectively, the “Securities”) to be offered by the selling securityholders named in the Registration Statement. By filing this Post-Effective Amendment No. 19 to the Registration Statement, we hereby remove from registration all of the Securities that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 8, 2005.

WELLS FARGO & COMPANY

/s/ RICHARD M. KOVACEVICH

By:

Richard M. Kovacevich

Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to Registration Statement has been signed on June 8, 2005 by the following persons in the capacities with Wells Fargo & Company indicated:

/s/ RICHARD M. KOVACEVICH Richard M. Kovacevich	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ HOWARD I. ATKINS Howard I. Atkins	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ RICHARD D. LEVY Richard D. Levy	Senior Vice President and Controller (Principal Accounting Officer)

J.A. BLANCHARD III

SUSAN E. ENGEL

ROBERT L. JOSS

REATHA CLARK KING

RICHARD M. KOVACEVICH

RICHARD D. McCORMICK

CYNTHIA H. MILLIGAN

PHILIP J. QUIGLEY

DONALD B. RICE

JUDITH M. RUNSTAD

SUSAN G. SWENSON

MICHAEL W. WRIGHT

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	A majority of the Board of Directors of Wells Fargo & Company*

*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ RICHARD M. KOVACEVICH

Richard M. Kovacevich, Attorney-in-Fact

2